Exhibit 99.1

Contact:    Roger Hopkins, Chief Accounting Officer
615-890-9100

NHI Announces Third Quarter Earnings Release and Conference Call Date
MURFREESBORO, Tenn.--(October 14, 2015) -- National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the third quarter ended September 30, 2015. NHI plans to issue its earnings release for the third quarter before the market opens on Thursday, November 5, 2015, and will host a conference call on the same day at 1 p.m. ET. The number to call for this interactive teleconference is (212) 231-2922 with the confirmation number, 21780245.
The live broadcast of NHI’s third quarter conference call will be available online at www.nhireit.com as well as https://www.webcaster4.com/Webcast/Page/633/11220 on Thursday, November 5, 2015, at 1 p.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.